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                                                                   Exhibit 10.10


                            TierOne Bank Savings Plan
                     Supplemental Executive Retirement Plan

     This Savings Plan Supplemental Executive Retirement Plan ("Plan") of TierOne Bank (the "Bank") is adopted effective as of _______ __, 2002 (the "Effective Date"). The Plan is established and maintained by the Bank for the purpose of permitting one or more of its officers listed in Appendix A attached hereto who participate in the TierOne Bank Savings Plan (the "401(k) Plan") to receive retirement and savings benefits pursuant to this Plan in excess of the limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Internal Revenue Code of 1986, as amended.

     The Plan is an unfunded plan maintained for the purpose of providing deferred compensation for selected officers of the Bank, each of whom is a member of a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

     Accordingly, the Bank hereby adopts the Plan pursuant to the terms and provisions set forth below:

                                    ARTICLE I

                                   DEFINITIONS

     In addition to those terms defined above, the following terms shall have the meanings hereinafter set forth whenever used herein:

     1.1. "401(k) Allocation" means the retirement and savings benefit allocable to the individual account of a participant in the 401(k) Plan pursuant to
Article III of the 401(k) Plan.

     1.2. "Board" means the Board of Directors of the Bank.

     1.3. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

     1.4. "Corporation Common Stock" means shares of common stock of TierOne Corporation.

     1.5. "Participant" means a salaried employee of the Bank who is a participant in the 401(k) Plan, who is a member of a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended, and who is selected by the Board to participate in the Plan.

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     1.6. "Plan Year" means the 12-consecutive-month period ending December 31 of each year, except that the initial Plan Year shall commence on the Effective Date and end on December 31, 2002.

     1.7. "Supplemental Savings Deferred Allocation" shall mean the dollar amount allocated to a Participant's account pursuant to Section 3.1 of the Plan.

     1.8. Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter the terms hereof.

                                   ARTICLE II

                                   ELIGIBILITY

     A salaried employee of the Bank who is eligible to receive the benefit of a 401(k) Allocation, the total amount of which is reduced by reason of the limitation on compensation or annual additions for the purpose of calculating allocations pursuant to Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Code, shall be eligible to be selected by the Board of Directors of the Bank to participate in the Plan.

                                   ARTICLE III

                           SUPPLEMENTAL CONTRIBUTIONS

     3.1.  Supplemental Savings Deferred Allocation.
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     A Participant in the Plan shall receive a Supplemental Savings Deferred
Allocation each year at the same time that allocations of any profit-sharing, matching, elective deferral or other Bank provided benefits are made pursuant to the 401(k) Plan. The Supplemental Savings Deferred Allocation allocable to a Participant for any Plan Year shall be an amount equal to the difference between
(a) and (b) below:

           (a) The 401(k) Allocation which would have been allocated to the Participant for the Plan Year, as determined by Article III of the 401(k) Plan and the definition of "Compensation" in Section 1.02 of the 401(k) Plan without giving effect to the limitations imposed by Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415 of the Code, adjusted to reflect gains and losses, if any, as hereinafter provided on the maximum amount of compensation which may be taken into consideration for the purposes of the 401(k) Plan;


LESS



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          (b) The 401(k) Allocation actually allocated to the account of the
     Participant in the 401(k) Plan for the Plan Year.

     For purposes of this Section 3.1, the Participant must make voluntary contributions on a before-tax or after-tax basis, as are necessary to qualify for the maximum Bank provided benefit available under the 401(k) Plan to similarly situated 401(k) Plan participants who are not affected by such restrictions and limitations.

Supplemental Savings Deferred Allocations made for the benefit of a Participant for any Plan Year shall be credited to an account maintained under the Plan in the name of each Participant.

                                   ARTICLE IV

             INVESTMENT OF SUPPLEMENTAL SAVINGS DEFERRED ALLOCATIONS

     Amounts credited hereunder to the account of a Participant shall be treated as if they were actually invested in the 401(k) account of the Participant and shall be credited with gains and losses at the same time and in the same manner as is applicable to amounts invested in the 401(k) account of such Participant. A change by a Participant in the investment election applicable to amounts in his 401(k) account will be effective at the same time that such change is applicable to his 401(k) account.

                                    ARTICLE V

                             VESTING; DISTRIBUTIONS

     5.1. Vesting. The vested portion of a Participant's account shall be a
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percentage of the total amount credited to the account determined on the basis of the Participant's number of "Periods of Service" (as defined in Section 1.02 (or any successor thereto) of the 401(k) Plan) according to the following schedule:



          Periods of Service           Vesting Percentage
          ------------------           ------------------

             Less than 5                       0%
              5 or more                       100%


     In determining Periods of Service for purposes of vesting under the Plan, Periods of Service with the Bank prior to January 1, 2002 shall be included.

     Notwithstanding the above vesting schedule, a Participant shall be 100% vested in his account upon (1) the attainment of "Early or Normal Retirement Age" (as defined in Section 1.02 (or any



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successor thereto) of the 401(k) Plan); (2) "Disability" (as defined in Section
1.02 (or any successor thereto) of the 401(k) Plan); (3) termination or partial termination of this Plan; or (4) a change in control of TierOne Corporation or the Bank, as defined in Section 7.4(e) (or any successor thereto) of the Employee Stock Ownership Plan of TierOne Corporation.

     5.2 Distribution. The vested portion of amounts credited to a Participant's
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account shall be distributed to a Participant at the same time, and (except as provided in Section 8.1) in the same manner, as benefits shall be distributed from the 401(k) Plan pursuant to Article VI of the 401(k) Plan.

     If a Participant should die before distribution of the vested portion of his account pursuant to the Plan has been made to him, any remaining vested amounts shall be distributed to his beneficiary in the method designated by the Participant in a writing delivered to the Bank prior to his death. If a Participant has not designated a beneficiary, or method of distribution, or if no designated beneficiary is living on the date of distribution, such vested amounts shall be distributed to those persons entitled to receive distributions of the Participant's account under the 401(k) Plan and in the same method as distribution is made under the 401(k) Plan.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLAN

     6.1. Administration by the Bank. The Bank shall be responsible for the
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general operation and administration of the Plan and for carrying out the provisions thereof.

     6.2. General Powers of Administration. All provisions set forth in the
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401(k) Plan with respect to the administrative tration, and procedures for filing claims shall also be applicable with respect to the Plan.


                                   ARTICLE VII

                            AMENDMENT OR TERMINATION

     7.1. Amendment or Termination. The Bank intends the Plan to be permanent
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but reserves the right to amend or terminate the Plan when, in the sole opinion of the Bank, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.

     7.2. Effect of Amendment or Termination. No amendment or termination of the
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Plan shall directly or indirectly reduce the vested portion of any account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of vested amounts credited to the account of a Participant shall be made to the Participant or his beneficiary


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in the manner and at the time described in Section 5.2 of the Plan. No additional credits of 401(k) Allocations shall be made to the account of a Participant and no additional Periods of Service (within the meaning of Section 5.1) shall be credited after termination of the Plan, but the Bank shall continue to credit gains and losses pursuant to Article IV until the vested balance of his account has been fully distributed to the Participant or his beneficiary.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     8.1. Participant's Rights Unsecured. To fund its obligations under the
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Plan, the Bank may elect to form a trust, or to utilize a pre-existing trust, to purchase and hold the alternative forms of assets which are permitted under the 401(k) Plan, including shares of Corporation Common Stock, subject to compliance with all applicable securities laws. If the Bank elects to use a trust to fund its obligations under the Plan, a Participant shall have no right to demand the transfer to him of stock or other assets from the Bank, or from such a trust formed or utilized by the Bank. Any assets held in a trust, including shares of Corporation Common Stock, may be distributed to a Participant in payment of part or all of the Bank's obligations under the Plan. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Bank, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of the Bank.

     8.2. General Conditions. Except as otherwise expressly provided herein, all
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terms and conditions of the 401(k) Plan applicable to a 401(k) Allocation will also be applicable to a Supplemental Savings Deferred Allocation pursuant to this Plan. Nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the 401(k) Plan.

     8.3. No Guarantee of Benefits. Nothing contained in the Plan shall
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constitute a guarantee by the Bank or any other person or entity that the assets of the Bank will be sufficient to pay any benefit hereunder.

     8.4. No Enlargement of Employee Rights. No Participant shall have any right
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to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Bank.


     8.5. Spendthrift Provision. No interest of any person or entity in, or
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right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

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     8.6.  Applicable Law. The Plan shall be construed and administered under
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the laws of the State of Nebraska to the extent such laws are not superseded by federal law.

     8.7.  Incapacity of Recipient. If any person entitled to a distribution
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under the Plan is deemed by the Bank to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Bank may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Bank and the Plan therefor.

     8.8.  Corporate Successors. The Plan shall not be automatically terminated
           --------------------
by a transfer or sale of assets of the Bank or by the merger or consolidation of the Bank into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of
Section 7.2. Notwithstanding the above, the Plan shall terminate at the same time as the 401(k) Plan is terminated and all benefits hereunder shall become payable upon such termination.

     8.9.  Unclaimed Benefit. Each Participant shall keep the Bank informed of
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his current address and the current address of his designated beneficiary. The
Bank shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Bank within three (3) years after the date on which payment of the Participant's account may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Bank is unable to locate any designated beneficiary of the Participant, then the Bank shall have no further obligation to pay any benefit hereunder to such Participant or designated beneficiary and such benefit shall be irrevocably forfeited.

     8.10. Limitations on Liability. Notwithstanding any of the preceding
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provisions of the Plan, neither the Bank nor any individual acting as employee or agent of the Bank shall be liable to any Participant, former Participant or other person for any claim, loss, liability or expense incurred in connection with the Plan.

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     IN WITNESS WHEREOF, TierOne Bank has caused this Plan to be duly executed on this ___ day of ____________, 2002.

                                             TierOne Bank

Attest:




__________________                           By ______________________
Secretary                                    [Title]




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                                   APPENDIX A
                                   ----------

     The Bank has designated the following persons as Participants in its Savings Plan Supplemental Executive Retirement Plan:


1. Gilbert G. Lundstrom, President and Chief Executive Officer, effective _______ __, 2002.
2. James A. Laphen, President and Chief Operating Officer, effective _______ __, 2002.